As filed with the Securities and Exchange Commission on December 7, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1007018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House

1 Burlington Road

Dublin 4, Ireland

(Address of principal executive offices)

ALKERMES PLC 2011 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Kathryn L. Biberstein, Esq.

David J. Gaffin, Esq.

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland

(Name and address of agent for service)

Telephone:+353-1-772-8000

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mitchell S. Bloom, Esq.

Robert E. Puopolo, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Telephone: 617-570-1000

and

Christopher McLaughlin

Arthur Cox, Earlsfort Centre, Earlsfort

Terrace, Dublin 2, Ireland

Telephone: +353 1 618 0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, par value $0.01 per share	8,899,500	$55.55	$494,367,225.00	$57,297.16

(1)                          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover an indeterminate number of additional Ordinary Shares, par value $0.01 per share of the Registrant (“Shares”) issuable in the event the number of outstanding Shares of the Registrant is increased by split-up, reclassification, stock dividend, recapitalization, and similar transactions.

(2)                          Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high ($56.73) and low ($54.37) prices of the Shares as reported on the NASDAQ Global Select Market on December 2, 2016.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional Shares of the Registrant which may be acquired pursuant to the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “Plan”). The securities subject to this Registration Statement are of the same class of the Registrant for which the Registrant previously filed Registration Statements on Form S-8 under the Securities Act on February 16, 2012 (File No. 333-179545), October 26, 2012 (File No. 333-184621), and December 5, 2014 (File No. 333- 200777). Accordingly, the contents of the Registrant’s Registration Statements on Form S-8, File No. 333-179545, File No. 333-184621, and File No. 333- 200777, as filed with the United States Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement (other than portions of those documents furnished or otherwise not deemed to be filed but including XBRL-related documents furnished or filed as exhibits with the Form 10-K and Forms 10-Q listed below):

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on February 25, 2016;

(ii)

The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2016 filed with the Commission on April 28, 2016; the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016 filed with the Commission on July 28, 2016; and the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016 filed with the Commission on November 2, 2016;

(iii)

The Registrant’s Current Reports on Forms 8-K filed with the Commission on May 26, 2016 (as amended by Form 8-K/A filed with the Commission on September 20, 2016); June 2, 2016; June 8, 2016; July 29, 2016; October 13, 2016; October 20, 2016 (as to Item 8.01); and December 2, 2016; and

(iv)

The description of the Shares set forth under the caption “Description of New Alkermes Ordinary Shares” in the Registrant’s Proxy Statement/Prospectus which constitutes a part of the Registration Statement on Form S-4 filed with the Commission on June 23, 2011 (File No. 333-175078), including any prospectus relating thereto filed pursuant to Rule 424(b) under the Securities Act, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.   Exhibits.

Exhibit No.	Description of Exhibit

4.1	Alkermes plc 2011 Stock Option and Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2016 (File No. 001-35299)).

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the securities being registered (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1 filed herewith).

24	Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on December 7, 2016.

ALKERMES PLC

By:	/s/ Shane M. Cooke
Name:	Shane M. Cooke
Title:	President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of the Registrant hereby severally constitute and appoint Richard F. Pops and James M. Frates, and each of them, our true and lawful attorney-in-fact, with full power of substitution, to sign for us and in our names and the capacities indicated below, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, with exhibits thereto and all other documents in connection therewith, and generally to do or cause to be done by virtue hereof all things in our names and on our behalf in such capacities to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Richard F. Pops	Chairman and Chief Executive Officer	December 7, 2016
Richard F. Pops	(Principal Executive Officer)

/s/ James M. Frates	Senior Vice President and Chief Financial Officer	December 7, 2016
James M. Frates	(Principal Financial Officer)

/s/ Iain M. Brown	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	December 7, 2016
Iain M. Brown

/s/ David W. Anstice	Director	December 7, 2016
David W. Anstice

/s/ Floyd E. Bloom, M.D.	Director	December 7, 2016
Floyd E. Bloom, M.D.

/s/ Robert A. Breyer	Director	December 7, 2016
Robert A. Breyer

/s/ Wendy L. Dixon, Ph.D.	Director	December 7, 2016
Wendy L. Dixon, Ph.D.

/s/ Paul J. Mitchell	Director	December 7, 2016
Paul J. Mitchell

/s/ Nancy L. Snyderman, M.D.	Director	December 7, 2016
Nancy L. Snyderman, M.D.

/s/ Nancy J. Wysenski	Director	December 7, 2016
Nancy J. Wysenski

/s/ David J. Gaffin	Authorized Representative in the U.S.	December 7, 2016
David J. Gaffin	Alkermes, Inc.
(Senior Vice President, Chief Legal Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Alkermes plc 2011 Stock Option and Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2016 (File No. 001-35299)).

5.1	Opinion of Arthur Cox, Solicitors, as to the legality of the securities being registered (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Arthur Cox, Solicitors (included in Exhibit 5.1 filed herewith).

24	Power of Attorney (included in signature page).